Exhibit 10.13(h)
SIXTH AMENDMENT TO THE
UNITED STATES CELLULAR CORPORATION
EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN

WHEREAS, United States Cellular Corporation (the “Corporation”) has adopted and maintains the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan (Amended and Restated Effective January 1, 2008), as amended (the “Plan”), for the benefit of its officers and directors;

WHEREAS, pursuant to Section 8.1 of the Plan, the Executive Vice President-Chief People Officer of the Corporation may amend the Plan at any time and for any reason; and

WHEREAS, the Executive Vice President-Chief People Officer desires to amend the Plan to specify that deferrals for a particular month shall be credited with interest for that month.

NOW, THEREFORE, BE IT RESOLVED, that effective for calendar months ending after December 31, 2020, Section 4.2 of the Plan hereby is amended in its entirety to read as follows:

Section 4.2. Crediting of Interest. On the last day of each calendar month until all of a Participant’s Deferred Compensation Account has been paid (or forfeited pursuant to Section 7.9), interest shall be credited to the balance of the Participant’s Deferred Compensation Account as of such date. Such interest shall be compounded monthly and computed at a rate equal to one-twelfth (1/12) of the sum of (i) the average twenty (20) year Treasury Bond rate of interest (as published on the U.S. Department of Treasury website for the last business day of the preceding calendar month) plus (ii) 1.25%.

******

IN WITNESS WHEREOF, the undersigned has executed this Sixth Amendment as of this second day of December, 2020.

/s/ Deirdre C. Drake
Deirdre C. Drake
Executive Vice President-Chief People Officer